UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Global ePoint, Inc.

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Global ePoint, Inc.

339 S. Cheryl Lane

City of Industry, California 91789

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 21, 2006

To our Stockholders:

The Annual Meeting of Stockholders of Global ePoint, Inc., a Nevada corporation, will be held on Thursday, December 21, 2006, at 10:00 a.m., local time, at Global ePoint’s corporate headquarters located at 339 South Cheryl Lane, City of Industry, California 91789 to:

1.	Elect seven (7) directors, each to serve until our 2007 annual meeting of stockholders;

2.	Vote on the adjournment or postponement of the annual meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in order to ensure that a quorum is present for the purpose of transacting business; and

3.	Consider any other business that properly comes before the meeting.

Only stockholders of record at the close of business on October 24, 2006 will be entitled to notice of, and to vote at, the meeting and any adjournments of the meeting. It is important that your shares be represented at the meeting. Please mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided, regardless of whether you plan to attend in person.

Sincerely,

John Pan

Chairman of the Board,

President and Secretary

November 30, 2006

City of Industry, California

PROXY STATEMENT

-i-

Global ePoint, Inc.

PROXY STATEMENT FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 21, 2006

The accompanying proxy is solicited on behalf of the Board of Directors of Global ePoint, Inc. in connection with our Annual Meeting of Stockholders to be held on Thursday, December 21, 2006, at 10:00 a.m., local time, at Global ePoint’s corporate headquarters located at 339 South Cheryl Lane, City of Industry, California 91789 for the purposes set forth in the accompanying Notice of Meeting.

Please mark and sign the enclosed proxy card and return it in the accompanying envelope. No postage is required if your returned proxy card is mailed within the United States. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding the materials to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph, personal conversation or other means of communication. We may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of our common stock.

Any proxy given to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in the proxy. Any stockholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving a written revocation notice to our Secretary, by filing a revoking instrument or a duly executed proxy bearing a later date with our Secretary or by attending the Annual Meeting and voting in person

We expect that this proxy statement, the proxy and notice of meeting will first be mailed to our stockholders on or about December 5, 2006.

VOTING OF SHARES

Our Board of Directors has fixed the close of business on October 24, 2006 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On October 24, 2006, 19,383,047 shares of our common stock, $.03 par value, were outstanding and held by 841 recordholders. Each share outstanding on that date entitles its holder to one vote in person or by proxy on each matter to be voted on at the Annual Meeting.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is required for a quorum for the transaction of business. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum.

Vote Required for Approval

A plurality of the shares voting is required to elect directors. This means that if there are more nominees than the seven positions to be filled, the seven nominees who receive the most votes will be elected. In counting votes on the election of directors, abstentions, broker non-votes (i.e. shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise authority to vote the shares in its discretion) and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a plurality is required.

All other matters to be voted upon at the meeting will be approved if a majority of the shares present or represented at the meeting and entitled to vote on the proposal are voted in favor of such matter. In counting votes on each such matter, abstentions will be counted as voted against the matter and broker non-votes will be counted as not voted on the matter. Shares that are not voted will be deducted from the total shares of which a majority is required.

Voting of Proxies

Shares of common stock represented by properly executed proxy cards will be voted according to the choices specified. Proxies that are signed by stockholders but that lack any voting instructions will be voted FOR the election of the nominees for director listed in this proxy statement and FOR the proposal to ratify the appointment of the independent registered public accounting firm. If any other business properly comes before the Annual Meeting, shares represented by proxy will be voted according to the best judgment of the proxies named on the proxy card.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our bylaws provide that our Board will consist of between one and eleven members, with the number of directors determined from time to time by our Board. The number of directors is currently set at seven. Accordingly, seven directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. Alternatively, the proxies may, at our Board’s discretion, be voted for only the remaining nominees.

Information About Nominees

Names of the Board of Directors’ nominees and certain biographical information about the nominees are set forth below.

Arik Arad Age 55 Director since 2005	Arik Arad is currently President of Arocon, Inc., a global security company that develops and markets a wide range of security solutions. From 2003 to 2005, Mr. Arad served as Executive Vice President of Arotech Corp., President and CEO of Arocon Security Corporation, a subsidiary of Arotech Corp., and Chairman of IES Interactive and AoA- Armour of America. From 1992 to 2003, Mr. Arad acted as a liaison between the Shopping Centers Association of Israel and the Ministry of Defense in Israel. An expert on security and antiterrorism, Mr. Arad has more than 25 years experience in working with government, military, law enforcement and Fortune 500 companies worldwide. His expertise includes assessing security requirements, security planning and implementation, security training programs and proactive security follow-up. Mr. Arad is a graduate of Harvard Business School and Haifa University.

Daryl F. Gates Age 80 Director since 2004	Daryl F. Gates has served as Chairman of Global Airworks, Inc. since August 24, 2006. Chief Gates has also served as a consultant to Global ePoint since 2003. Mr. Gates served as Chief of the Los Angeles Police Department from 1978 until his retirement in 1992 after 43 years of service with the LAPD. Chief Gates is widely recognized as the creator of the successful anti-drug program D.A.R.E. He also pioneered the concept and implementation of law enforcement’s first SWAT unit and is known as an authority on terrorism and the control of civil disorders and riots. Since his retirement from the police force, Mr. Gates has been a consultant, public speaker, author and entrepreneur. Mr. Gates is a graduate of the University of Southern California.

Joseph R. Hermosillo Age 71 Director since 2005	Joseph Hermosillo retired in 1996 from a career in the financial services industry spanning over 35 years. From 1991 to 1996, Mr. Hermosillo held positions as the Director of Special Markets (from 1995 to 1996) and Regional Vice President (from 1991 to 1995) with Charles Schwab & Co., Inc. Prior to 1991, Mr. Hermosillo was employed by Security Pacific National Bank for nearly 29 years, most recently in the capacity of Regional Vice President. Mr. Hermosillo graduated from the Army Language Institute of Monterey, California, majoring in Russian, while serving for the United State Air Force Security Service. In addition, Mr. Hermosillo is a graduate of Louisiana State University School of Banking and the American Institute of Banking of Los Angeles.

Toresa Lou Age 47 Director since 2003	Toresa Lou was elected as Chief Executive Officer of Global ePoint after the company’s acquisition of McDigit in August 2003. Ms. Lou was a founder of McDigit and has been the President and Chief Executive Officer and a Director of McDigit since its incorporation in November 2002. As the President and Chief Executive Officer of McDigit, Ms. Lou has been actively involved in the management and business development of the company. Prior to joining Global ePoint, Ms. Lou was the Chief Executive Officer of Avatar Technology, Inc., a privately-held computer manufacturing company and wholesaler with extensive ties in the Far East, and she remains a consultant to that company. From September 1992 through the present, she has served as Vice President of Sales and Marketing at Prophecy Technology LLC, a privately-held international wholesaler and distributor of computer components. Ms. Lou received a M.S. in Accounting from Louisiana State University in 1986.

John Pan Age 59 Director since 2003	John Pan was elected as President, Chief Financial Officer, Chairman, and Secretary of Global ePoint after the company’s acquisition of McDigit in August 2003. Mr. Pan was a founder of McDigit and has been its Secretary and Chief Financial Officer and Director since its incorporation in November 2002. Mr. Pan is also the founder, President, Chief Financial Officer, and Director of Best Logic LLC, a wholly owned subsidiary of McDigit. He has held these positions since November 2000. Prior to joining Global ePoint, Mr. Pan was the founder, Chief Financial Officer, President, and director of Avatar Technology, Inc., and he remains a consultant to that company. Mr. Pan is a founder, President and Chief Financial Officer of Prophecy Technology LLC, positions he has held since September 1992. Mr. Pan received his M.B.A. from Pepperdine University in 1986.

James D. Smith Age 70 Director since 2004	Judge Smith retired in 2002 as a judge for the Los Angeles County Superior Court, a position he held since his appointment by Governor Deukmejian in 1987. From 1982 to 1987, Judge Smith served a municipal court judge in the Glendale Judicial District. He was an attorney in private practice from 1971 to 1982 and also served as a member of the Los Angeles Police Department for more than 24 years. He served in the U.S. military in Korea from 1955 to 1957. Judge Smith earned his J.D. from Southwestern University School of Law.

John Yuan Age 52 Director since 2003	John Yuan has been working on the business planning, fund raising and technology development for a start up software company since August 2002. From June 1999 to July 2002, Mr. Yuan was a senior design manager and chief architect at Cirrus Logic in Austin, Texas, managing technical aspects of four different product lines and providing technical advice on corporate acquisitions, licensing and strategic alliances. From June 1993 to June 1999, Mr. Yuan was a design manager and principal architect at Motorola Inc., where he led the development of multi-standard video codes and PowerPC processors and assisted in business development and product promotion. Mr. Yuan has 19 years of experience in managing, promoting, and developing semiconductor products. Mr. Yuan received his Masters of Science in Electrical Engineering and Physics from Texas Tech University.

Additional Information About our Board and its Committees

We continue to monitor the rules and regulations of the Securities and Exchange Commission (the “SEC”) and Nasdaq to ensure that a majority of our Board remains composed of “independent” directors. All of our directors except Toresa Lou, Daryl F. Gates and John Pan are “independent” under the Nasdaq rules.

Our Board held eight meetings during fiscal 2005 and each of the directors attended, either in person or by telephonic conference, 63% or more of the total meetings of our Board and all such committees on which such directors served during fiscal 2005. The Board of Directors has formed an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. All of the Board’s Committees except for the Compensation Committee operate under a written charter. The Committee charters are not available on the Company’s website. However, the current Charters for the Audit Committee and the Governance and Nominating Committee are included as Appendices A and B to this Proxy Statement. Our Board of Directors does not have a policy regarding Board members’ attendance at the Annual Meeting of Stockholders.

Audit Committee

The Audit Committee provides assistance to our Board in satisfying its fiduciary responsibilities relating to the company’s financial statements, financial reporting process, systems of internal accounting and financial controls and the annual independent audit of the company’s financial statements. The Audit Committee is responsible for appointing or replacing the independent registered public accounting firm, and approves all audit engagement fees and terms and all non-audit engagements with the independent registered public accounting firm. The Audit Committee also reviews and approves all related-party transactions, as defined by applicable Nasdaq rules, to which the company is a party. The current members of the Audit Committee are Arik Arad, Joseph Hermosillo, James D. Smith and John Yuan, each of whom is an “independent” director under the Nasdaq rules. Our Board has determined that Joseph Hermosillo is a “financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee met two times during fiscal 2005.

Compensation Committee

The Compensation Committee reviews general programs of compensation and benefits for all employees and makes recommendations to our Board concerning executive officer compensation. The Compensation Committee currently consists of Arik Arad, Joseph Hermosillo, James D. Smith, and Toresa Lou. All of the members of the Compensation Committee except Ms. Lou are “independent” directors under the Nasdaq rules. The Compensation Committee met once during fiscal 2005.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for overseeing, reviewing and making periodic recommendations concerning our corporate governance policies, reviewing for regulatory compliance transactions that involve issuance of shares of our common stock, and for recommending to the full Board of Directors candidates for election to the Board of Directors. The Governance and Nominating Committee currently consists of John Pan, James D. Smith, Arik Arad, Daryl Gates, and Joseph Hermosillo. All of the members of the Governance and Nominating Committee except Messrs. Pan and Gates are “independent” directors under applicable Nasdaq listing standards. The Governance and Nominating Committee met once during fiscal 2005.

The Governance and Nominating Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Governance and Nominating Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

The Board will consider recommendations of nominees from stockholders that are submitted in accordance with the procedures for nominations set forth under the section entitled “Proposals for the Next Annual Meeting” in this Proxy Statement. In addition, such recommendations should be accompanied by the candidate’s name, biographical data and qualifications and a written statement from the individual evidencing his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Other than as stated herein, we do not have a formal policy with respect to consideration of director candidates recommended by stockholders, as the Board believes that each candidate, regardless of the source of the recommendation, should be evaluated in light of all relevant facts and circumstances.

Nominees for director are selected on the basis of, among other things, independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of the company’s business environment, ability to devote adequate time and effort to Board responsibilities and commitments to other public company boards. Other criteria for director candidates considered by the Governance and Nominating Committee and by the full Board include age, diversity, whether the candidate has any conflicts of interest, whether the candidate has the requisite independence and skills for Board and committee service under applicable SEC and Nasdaq rules, what the candidate’s skills and experience add to the overall competencies of the Board, and whether the candidate has any special background relevant to Global ePoint’s business.

Director Compensation

Non-Employee Director Compensation. Non-employee directors are entitled to receive (i) a cash fee of $1,500 for each in-person meeting of the Board of Directors and $500 for each telephonic meeting of the Board, and (ii) options to purchase 20,000 shares of common stock, which become fully vested upon the directors’ re-election at the next annual meeting of stockholders. Members of Board committees receive options to purchase 5,000 shares of common stock for each committee assignment, and effective May 23, 2006, options to purchase an additional 5,000 shares of common stock for each committee on which they serve as chairman. Effective May 23, 2006, the cash fees for telephonic meetings are $500 for each telephonic meeting lasting an hour or less, and $1,000 for each telephonic meeting lasting over an hour.

Employee Director Compensation. Directors who are employees of Global ePoint receive no fees for services provided in that capacity, but are reimbursed for out-of-pocket expenses in connection with attendance at meetings of the Board of Directors and its committees.

Audit Committee Report

The Audit Committee reviewed and discussed Global’s ePoint’s audited financial statements for the year ended December 31, 2005 with our management. The Audit Committee discussed with Haskell & White LLP, Global ePoint’s independent registered public accounting firm at that time, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee also received the written disclosures and the letter from Haskell & White LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of Haskell & White LLP with them.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board of Directors that Global ePoint’s audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the SEC.

THE AUDIT COMMITTEE*

        Joseph Hermosillo

        John Yuan

        James D. Smith

* Until May 23, 2006, the Audit Committee was composed of Joseph Hermosillo, John Yuan, and James D. Smith.

PROPOSAL TWO — AUTHORIZATION TO ADJOURN OR POSTPONE THE MEETING TO SOLICIT

ADDITIONAL PROXIES

If at the Annual Meeting the number of shares of our common stock present or represented at the Annual Meeting is less than a quorum, we will be unable to conduct business at the Annual Meeting, including the re-election of our directors pursuant to Proposal One. If this occurs, our management intends to move to adjourn or postpone the meeting in order to enable it to solicit additional proxies for the purpose of having the required number of shares represented at the Annual Meeting, and to elect our directors as described in Proposal One. In that event, we will ask our stockholders to vote only upon the adjournment proposal.

In the adjournment proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of granting management the discretionary authority to adjourn or postpone the Annual Meeting and any later adjournments of that meeting to a later date in order to enable the Board of Directors to solicit additional proxies for the purpose of ensuring that a quorum is present or otherwise represented at the Annual Meeting. If our stockholders approve the adjournment proposal, our management could adjourn the Annual Meeting and any adjourned session of the Annual Meeting to a later date and use the additional time to solicit additional proxies, including solicitation of proxies from stockholders that have previously voted against those proposals.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AUTHORIZATION TO ADJOURN OR POSTPONE THE MEETING TO SOLICIT ADDITIONAL PROXIES.

CHANGES IN OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On November 10, 2006, Haskell & White LLP, our independent registered public accounting firm, notified us that they would be resigning effective as of the date that we file our Form 10-QSB for the period ended September 30, 2006. Haskell & White served as our independent registered public accounting firm for the 2005 and 2004 fiscal years and during 2006 until the effective date of resignation.

The reports of Haskell & White included in our audited financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 did not contain any adverse opinion or disclaimers of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with management on any matter of accounting principles or practices, financial statement disclosure, audit scope or procedure, or any related matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock by (a) each stockholder who is known by us to own beneficially more than 5% of the outstanding common stock, (b) each director and each nominee, (c) each executive officer and (d) all our executive officers and directors as a group. This ownership information is based on a review of our records as of October 24, 2006, unless otherwise indicated in the footnotes. The table assumes conversion of all shares of our convertible preferred stock outstanding as of October 24, 2006.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Information regarding ownership of our common stock by our security holders is based, in part, upon our review of Forms 3, 4 and 5, and Schedules 13D and 13G filed with the Securities and Exchange Commission by such persons. Unless otherwise noted, and subject to applicable community property laws, each of the stockholders listed in the table possesses sole voting and investment power with respect to the shares indicated and each person’s address is the address of our corporate offices. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of October 24, 2006, there were 19,383,047 shares of common stock outstanding.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner (1)	Amount	Percent of Class
Iroquois Master Fund, Ltd. (2)	7,101,709	28.9%
John Pan (3)	4,948,472	25.0%
Toresa Lou (4)	1,516,462	7.6%
Daryl F. Gates (5)	144,000	*
John Yuan (6)	65,000	*
Joseph R. Hermosillo (6)	45,000	*
Arik Arad (6)	40,000	*
James D. Smith (6)	75,000	*
All directors and executive officers as a group (7 persons)	6,833,934	32.9%

*	Less than 1%.

(1)	Unless otherwise indicated, all shares are owned beneficially and of record by the person named above.

(2)	Includes 31,250 shares issuable upon the exercise of warrants at an exercise price of $6.91 per share, 843,981 shares issuable upon the exercise of warrants at an exercise price of $3.58 per share, 641,657 shares issuable upon the exercise of warrants at an exercise price of $2.76 per share, and up to 2,133,465 shares issuable upon the exercise of warrants at an exercise price of $0.01 per share. In addition, includes 431,251 shares beneficially held by Iroquois Capital, LP. Joshua Silverman has voting and investment control over the securities held by Iroquois Capital, LP and Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Capital, LP and Iroquois Master Fund Ltd.

(3)	Includes options to purchase 375,000 shares of common stock.

(4)

Represents options to purchase shares of Common Stock issued to Auspex LLC, an entity controlled by Toresa Lou, issued in connection with the Company’s acquisition of McDigit in August 2003, pursuant to the Reorganization and Stock Purchase Agreement dated March 31, 2003 (the “Reorganization Agreement”). Under the Reorganization Agreement, McDigit was entitled to receive 1,511,015 options to purchase the Company’s Common Stock as part of the acquisition by Global. In August 2003, Global and

McDigit executed the “Stock Distribution Agreement” pursuant to which the parties agreed that these options would be granted to Auspex LLC. Pursuant to the Reorganization Agreement, the option was issued pari passu to, and in a number equal to, the outstanding options and warrants of the Company at time of closing of the acquisition. The option may only be exercised in the same number as the number exercised from the existing options and warrants held at the time of closing. Between the closing date of the acquisition and April 2, 2005, 243,585 options that were outstanding upon the closing date of the acquisition have expired, and therefore, an equal number of Auspex LLC’s options under the Stock Distribution Agreement have expired. For purposes of this table, we have assumed that all of Auspex LLC’s other options are currently exercisable. Also includes 879,462 common shares from the exercise of options pursuant to the agreement. Includes an additional 375,000 options to purchase common stock.

(5)	Includes options to purchase 126,000 shares of common stock.

(6)	Represents shares of common stock the holder has or will have the right to acquire within 60 days through the exercise of stock options.

EQUITY COMPENSATION PLAN INFORMATION

In 2005, we maintained five equity compensation plans under which our equity securities were authorized for issuance to our employees, directors or consultants: the 1993 Stock Option Plan, the 1994 Stock Option Plan, the 1994 Stock Option Plan for Directors, the 2004 Stock Incentive Plan, and the 2005 Stock Incentive Plan. All five of these plans were approved by our stockholders.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	2,389,000	4.09	3,000,000

Total	2,389,000	4.09	3,000,000

(1)	As of March 2003, the 1993 Stock Option Plan expired and no further grants will be made under this plan. As of April 2004, the 1994 Stock Option Plan and the 1994 Stock Option Plan for Directors expired and no further grants will be made under these plans.

REPORT ON EXECUTIVE COMPENSATION

Our executive compensation policies are generally recommended and administered by the Compensation Committee of the Board of Directors. Since May 23, 2006, the Compensation Committee has been composed of Arik Arad, Joseph Hermosillo, Toresa Lou, and James Smith. All of the members of the Compensation Committee except Ms. Lou are “independent” directors under applicable SEC and Nasdaq rules.

The principal objective of our compensation policy is to increase stockholder value by providing an incentive to officers and employees to maximize our performance. Generally, we have set the salaries of our executive officers at industry averages and provided for variable compensation through stock options. The form of compensation provided to members of our management varies based on their position and their ability to influence performance.

The Compensation Committee has discretion to set executive compensation at levels warranted by external, internal and individual circumstances. The Committee has solicited and reviewed compensation surveys for officer positions in companies of comparable to Global ePoint in size, industry, geographic location and other factors. Although such data provides a base for comparison, it is not necessarily used as the basis for the compensation actually awarded.

Executive Officer Compensation Program. Our executive officer compensation program includes several elements: base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and retirement savings plans generally available to employees.

Base Salary. The annual base salaries of Toresa Lou, our Chief Executive Officer, and John Pan, our President and Chief Financial Officer were $295,000 and $245,000, respectively, for 2004. The 2004 salaries were approved by the Board of Directors on July 23, 2004 and were retroactive to January 1, 2004. However, the retroactive increases were paid ratably through the end of 2005 following the salary adjustment in July 2004. Accordingly, the salaries paid to Ms. Lou and Mr. Pan in 2004 were less than their revised base salaries, and the salaries paid to Ms. Lou and Mr. Pan in 2005 were greater than their revised base salaries.

Annual Bonuses. Toresa Lou and John Pan are currently eligible for annual bonuses of up to $177,000 and $147,000, respectively, subject to the satisfaction of certain performance conditions to be determined by the compensation committee.

Stock Incentive Compensation. We provide long-term incentive to our executive officers primarily through stock option grants. The Compensation Committee awards stock options to executive officers based on the number of options and shares currently held by the executive and also on performance factors similar to those used to determine salaries and annual cash incentives. The Compensation Committee has not fixed, or predetermined, the amount of shares to be available for option grants in any year. The Committee has, however, reviewed industry statistics regarding the appropriate size of the option plan in terms of outstanding shares and the appropriate size of grants to executive officers and to employees as a whole. On July 23, 2004, the Board of Directors approved a grant to each of Toresa Lou and John Pan options to purchase 500,000 shares of our common stock at an exercise price of $4.88 per share. The Board of Directors did not grant any additional options to Ms. Lou and Mr. Pan in 2005.

Stock options are granted to encourage an executive to seek the same objectives as stockholders, to retain executives through vesting and to lower the overall cash cost of compensation. Options are generally granted with an exercise price equal to the fair market value on the date of grant.

Benefits. We provide medical and retirement savings benefits to executive officers on terms generally available to employees. No executive officer received perquisites in excess of 10% of their salary during 2005.

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986 limits our ability to deduct certain compensation in excess of $1 million paid to our chief executive officer and each of our four other most highly compensated executives. In 2005, we did not pay “compensation” within the meaning of Section 162(m) in excess of $1 million to our executive officers, and we do not believe that we will do so in the near future. As a result, we have not established a policy for qualifying compensation paid to our executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

COMPENSATION COMMITTEE*

Arik Arad

Joseph Hermosillo

John Yuan

* Until May 23, 2006, the Compensation Committee was composed of Arik Arad, Joseph Hermosillo, and John Yuan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The compensation table below includes compensation paid to our Chief Executive Officer and Chief Financial Officer for the years 2003, 2004 and 2005.

The salaries set forth below for the current Chief Executive Officer and Chief Financial Officer for 2003 were paid by Global ePoint for a partial year subsequent to the acquisition of McDigit by Global ePoint. Other than as set forth in the table, no other salary, bonus or other compensation was paid to the individuals in 2003, 2004 or 2005.

The salaries for the current Chief Executive Officer and Chief Financial Officer for 2003 were an accommodation to us by such executives for the partial-year period following the acquisition of McDigit in August 2003. The salaries for these named executive officers were set at the time of the acquisition of McDigit by Global ePoint in August 2003. As a result, the Compensation Committee did not have a role in setting the compensation of these named executive officers in 2003.

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options (#)
Toresa Lou, CEO	2005 2004 2003	$300,000 247,098 52,500	— — —	— — —	— 500,000 —

John Pan, CFO	2005 2004 2003	$250,000 209,597 52,500	— — —	— — —	— 500,000 —

Current Executive Compensation

In July 2004, our Board of Directors approved increases in compensation for John Pan, our Chairman, Chief Financial Officer and President, and for Toresa Lou, our Chief Executive Officer, retroactive to January 1, 2004. The Board also granted Mr. Pan and Ms. Lou options to purchase shares of our common stock.

Mr. Pan’s annual salary was increased to $245,000, plus an annual bonus of up to 60% of his annual salary, or approximately $147,000, based on Mr. Pan’s satisfaction of annual performance conditions to be determined by the Compensation Committee. In addition, Mr. Pan was granted an option to purchase 500,000 shares of Global ePoint common stock, at an exercise price equal to $4.88 per share, the fair market value on the date of grant, exercisable for a term of eight years, of which 125,000 option shares were fully vested and immediately exercisable, with the remaining option shares to vest and become exercisable in three increments of 125,000 each on the first three anniversaries of the grant date.

Ms. Lou’s annual salary was increased to $295,000, plus an annual bonus of up to 60% of her annual salary, or approximately $177,000, based on Ms. Lou’s satisfaction of annual performance conditions to be determined by the Compensation Committee. In addition, Ms. Lou was granted an option to purchase 500,000 shares of Global ePoint common stock, at an exercise price equal to $4.88 per share, the fair market value on the date of grant, exercisable for a term of eight years, of which 125,000 option shares were fully vested and immediately exercisable, with the remaining option shares to vest and become exercisable in three increments of 125,000 each on the first three anniversaries of the grant date.

Option Grants and Exercises

Option Grants in 2005

There were no options granted for the fiscal year ended December 31, 2005.

Option Exercises In 2005 and Fiscal Year-End Option Values

The following table summarizes the value of in-the-money options held at December 31, 2005 by our Chief Executive Officer and each of the executive officers named in the Summary Compensation Table.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Toresa Lou, CEO	478,557	$752,000	550,000	612,000	$573,000	$620,000
John Pan, CFO	—	—	250,000	250,000	—	—

The value of unexercised in-the-money options is based on the difference between the fair market value of the shares of common stock underlying the options at December 31, 2005, and the exercise price of such options. Options are in-the-money if the market price of the shares exceeds the option exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH THE COMPANY

We transact a substantial majority of our business with companies that are owned or controlled by Mr. John Pan, our Chairman, President, Chief Financial Officer and largest stockholder (we refer to these companies in this proxy statement as “related parties”). These transactions allow us to leverage sales opportunities and component and sub-system purchasing relationships of these related companies. As a result, we believe that we achieve the benefits of economies of scale associated with shared facilities, administration, and sales, and the benefits associated with the use of the related parties’ network of global contacts, sales opportunities and purchasing power.

We do not have any written agreements with any of the related parties and therefore there are no long-term obligations in place on which we can rely. These related-party transactions are generally based on purchase orders or verbal agreement between Global ePoint and the related parties. The related parties are not obligated to continue working with us in the future. If a material amount of these types of transactions are not effected in the future, our operating results and business would be materially and adversely affected. We cannot make any guarantees that we will be able to leverage the related parties’ relationships and purchasing power for these types of beneficial transactions in the future.

In order to ensure that each transaction with a related party is fair to and in the best interests of the company and its stockholders, our Board of Directors appointed the audit committee, consisting solely of independent members of our Board of Directors, to review and approve all transactions between Global ePoint and any related parties. Based on the committee’s review and approval, we believe that we received market rates or better and that all transactions with related parties have been on terms that were fair to the company and our stockholders.

We have reviewed our related party transactions in accordance with Interpretation No. 46R (FIN 46R), Consolidation of Variable Interest Entities, which requires the primary beneficiary of a variable interest entity (“VIE”) to consolidate the VIE under certain circumstances. In accordance with FIN 46R, we have evaluated Global ePoint’s relationships and interest in entities that might be considered variable interest entities as defined by FIN 46R and concluded that no prerequisite conditions exist; therefore, none have been consolidated.

Facilities Leasing Arrangement

We share office and warehouse facilities in buildings owned or controlled by Mr. John Pan, our Chairman, President, Chief Financial Officer and largest stockholder, which facilities are also partially occupied by another company controlled by Mr. Pan. We also use and pay rent to Mr. Pan for the use of our manufacturing and assembly equipment. We recorded occupancy costs and equipment rental expenses to Mr. Pan totaling $519,000 and $492,000 for the fiscal years ended December 31, 2005 and 2004, respectively. Occupancy costs paid to Mr. Pan are based on the square footage occupied and a price per square foot verbally agreed upon.

Purchases From Related Parties

During 2005 and 2004, we purchased from related parties components and finished products totaling approximately $15.3 and $5.7 million respectively. The related parties can generally purchase components in greater quantity than we can on our own and thereby can pass through to the Company the more favorable pricing due to its volume discounts. Of our total purchases from related parties, a majority constitute purchases of various component parts, such as memory, CPUs, hard drives and motherboards, and finished products from Avatar Technology, Inc. (Avatar) and Prophecy Technology, LLC (Prophecy). Of the total purchases in 2005 and 2004, approximately $10.8 and $1.7 million, respectively, were from Avatar, and approximately $4.4 and $4 million, respectively, were from Prophecy. These related parties have long-term, volume purchasing relationships with certain component suppliers that allow them to sell components to us at terms that are not otherwise available to us in the general market.

Sale Arrangements

During 2005 and 2004, we sold approximately $18.0 and $7.6 million, respectively, of products and contract manufacturing services to related parties. Included in these amounts were sales of $17.6 and $7.2 million, respectively, to Avatar and $0.2 and $0.3 million, respectively, to Prophecy.

Avatar provides distribution of computer components around the world, as well as consumer PCs in selected markets. In both 2005 and 2004, Avatar secured major contracts for consumer PCs with a large retail chain in Latin America and, as a result, subcontracted the manufacturing of the consumer PCs to us. Our contract manufacturing division generated sales of approximately $17.6 and $7.2 million in 2005 and 2004, respectively, from Avatar for consumer PCs, all of which were ultimately delivered to retail stores of Avatar’s customers throughout Latin America.

The following schedule provides a summary of transactions with the related parties during the nine months ended September 30, 2006 and the years ended December 31, 2005 and 2004 and balances with the related parties as of September 30, 2006 and December 31, 2005 and 2004:

	For the Nine Months Ended September 30, 2006	For the Year Ended December 31,
		2005	2004
(Thousands of dollars)

Balances due from related parties were as follows:
(A) (50% owned by CFO/Chairman)	—	—	226
(B) (100% owned by CFO/Chairman)	3,450	2,259	4,670
(C) (100% owned by CFO/Chairman)	35	38	451
(D) (95% owned by CFO/Chairman)	1,011	269	—

Totals	$4,496	$2,566	$5,347

Product sales to related parties were as follows:
(A) (50% owned by CFO/Chairman)	—	—	—
(B) (100% owned by CFO/Chairman)	14,194	17,754	7,218
(C) (100% owned by CFO/Chairman)	—	—	18
(D) (95% owned by CFO/Chairman)	407	220	314

Totals	$14,601	$17,974	$7,550

Balances due to Related Parties were as follows:
(A) (50% owned by CFO/Chairman)	—	—	—
(B) (100% owned by CFO/Chairman)	736	473	2,117
(C) (100% owned by CFO/Chairman)	2	—	—
(D) (95% owned by CFO/Chairman)	4,424	2,756	6,168

Totals	$5,162	3,229	$8,285

Product purchases from Related Parties were as follows:
(A) (50% owned by CFO/Chairman)	—	—	—
(B) (100% owned by CFO/Chairman)	10,253	10,821	1,659
(C) (100% owned by CFO/Chairman)	—	—	5
(D) (95% owned by CFO/Chairman)	3,579	4,470	4,023

Totals	$13,832	$15,291	$5,687

Other Related Party Transactions

Daryl F. Gates, a director of Global ePoint since November 2004, has served as a consultant to the company since July 2003. From July 2003 through October 2003, we paid Mr. Gates a monthly consulting fee of $5,000. Effective in November 2003, we entered into a one-year consulting agreement with Mr. Gates pursuant to which we paid him a monthly consulting fee of $10,000 and granted him an option to purchase 60,000 shares of our common stock at $6.47 per share. This option is exercisable until the earlier of five years from the grant date or the date that Mr. Gates ceases providing consulting services to us. Effective November 1, 2004, we entered into a new consulting agreement with Mr. Gates pursuant to which we pay him monthly consulting fees of $13,000 and granted him an option to purchase an additional 66,000 shares of our common stock at an exercise price of $2.82 per share. This option vests in twelve equal monthly increments and is exercisable until the earlier of five years from the grant date or the date that Mr. Gates ceases providing consulting services to us. Mr. Gates was formerly Chief of the Los Angeles Police Department and his consulting services relate to the development and marketing of our video surveillance systems for law enforcement and other security applications.

Mr. John Pan, the Company’s Chairman, Chief Financial Officer and majority stockholder, made pre-merger advances to McDigit amounting to approximately $341,000, of which $196,000 was repaid during 2003. All of the loans relate to pre-merger activities. As of December 31, 2005, the remaining balance on these loans was $145,000. The loans are unsecured and, currently, payable on demand. However, the Company intends to replace these loans with convertible promissory notes with an interest rate and other terms subject to Board approval.

In June 2004, we borrowed $1,000,000 from John Pan, our Chairman, Chief Financial Officer and President. Interest accrues on the unpaid principal balance of this loan at a rate equal to the prime rate at Bank of the West, plus 0.25%. The aggregate interest rate was 7.25% as of December 31, 2005. As of December 31, 2005 the outstanding loan and accrued interest totaled $1.1 million. We are required to accrue interest payments each month until the principal balance is paid in full, which must occur no later than December 15, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file. Based solely on a review of copies of the Section 16 forms furnished to us with respect to year ended December 31, 2005, we believe that the filing requirements applicable to our officers, directors, and greater than ten-percent beneficial owners were complied with.

OTHER BUSINESS

We know of no business that will be presented for consideration at the Annual Meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by our Board will be voted according to the judgment of the person or persons voting the proxies.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors by sending correspondence, addressed to John Pan, Chairman of the Board, at our corporate headquarters with an instruction to forward the communication to a particular director. The Chairman will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Investor Relations, Global ePoint, Inc., 339 S. Cheryl Lane, City of Industry, California 91789; telephone: (909) 869-1688. Any stockholder who wants to receive separate copies of our Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the company at the above address and phone number.

PROPOSALS FOR THE NEXT ANNUAL MEETING

Stockholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Stockholders must be received by us within a reasonable time before we begin to print and mail the proxy materials and must satisfy the requirements of the proxy rules promulgated by the SEC.

A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must also notify us within a reasonable time before we print and mail the proxy materials. If a stockholder fails to give reasonable advance notice, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.

ANNUAL REPORT

COPIES OF OUR ANNUAL REPORT ON FORM 10-KSB, WITHOUT EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE SECRETARY AT 339 S. CHERYL LANE CITY OF INDUSTRY, CALIFORNIA 91789.

BY ORDER OF THE BOARD OF DIRECTORS

John Pan

Chairman of the Board of Directors

November 30, 2006

City of Industry, California

APPENDIX A

GLOBAL EPOINT, INC.

CHARTER FOR THE

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

October 25, 2004

1.	PURPOSE

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others; reviewing the systems of internal controls that management and the Board have established; appointing, retaining and overseeing the performance of independent accountants; and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

The Committee will fulfill these responsibilities by carrying out the activities enumerated in Section 3 of this Charter. The Committee shall be given full and direct access to the Board Chairman, Company executives and independent accountants as necessary to carry out these responsibilities. The Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent accountants relating to the audit or review of financial statements.

2.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than two directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years. Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

1.	Review annually the Committee Charter for adequacy and recommend any changes to the Board.

2.	Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).

3.	Review the financial, investment and risk management policies followed by the Company in operating its business activities.

4.	Review the Company’s annual audited financial statements, related disclosures, including the MD&A portion of the Company’s filings, and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

5.	Review any management letters or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to prior management letters, and review with the independent accountants the Company’s internal financial controls, including the budget, staffing and responsibilities of the Company’s financial and accounting staff.

6.	Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

7.	Be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent accountant employed to conduct the audit (including resolution of disagreements between the independent accountants and management regarding financial reporting) or other audit, review or attest services. The independent accountants shall report directly to the Committee.

8.	Pre-approve all audit services and permissible non-audit services by the independent accountants, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent accountants to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

9.	Review the hiring policies for any employees or former employees of the independent accountants.

10.	Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants any disclosed relationships or services the accountants have with the Company that may affect the accountants’ independence and objectivity. The Committee is responsible for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent accountants.

11.	For each of the first three fiscal quarters and at year end, at a Committee meeting review with management the financial results, the proposed earnings press release and formal guidance that the Company may plan to offer, and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

12.	Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

13.	Following completion of the annual audit, review separately with the independent accountants, appropriate members of the Company’s finance and accounting staff and management any significant difficulties encountered during the course of the audit.

14.	Engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (1) compensation to the independent accountants for services approved by the Committee, (2) compensation to any outside advisers retained by the Committee, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

15.	Report to the Board on a regular basis on the major events covered by the Committee and make recommendations to the Board and management concerning these matters.

16.	Perform any other activities consistent with this charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

17.	Approve all related party transactions, as defined by applicable Nasdaq Rules, to which the Company is a party.

18.	Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	COMMITTEE MEETINGS

The Committee will meet on a regular basis at least 4 times each year, and will hold special meetings as circumstances require. The timing of the meetings to be scheduled for an upcoming fiscal year shall be determined by the Committee prior to the beginning of such fiscal year. A calendar of proposed meetings will be reviewed by the Committee at the same time as the annual Committee Charter review. The calendar shall include appropriate meetings to be held separately with representatives of the independent accountants, management and appropriate members the Company’s finance and accounting staff, including a meeting to conduct the reviews required under Section 3.13 above. In addition, the Committee will meet at any time that the independent accountants believe communication to the Committee is required.

At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with applicable sections of the General Corporation Law of Nevada (including without limitation notice, quorum and votes/actions of the committee). Minutes shall be kept of each meeting of the Committee.

APPENDIX B

GLOBAL EPOINT, INC.

CHARTER FOR THE

GOVERNANCE AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

Adopted October 25, 2004;

Revised August 3, 2006

1.	PURPOSE

The Governance and Nominating Committee (the “Committee”) shall (i) oversee, review, and make periodic recommendations concerning the Company’s corporate governance policies, (ii) recommend candidates for election to the Company’s Board of Directors (the “Board”), and (iii) review the terms of all proposed transactions involving the issuance by the Company of shares of the Company’s common stock, par value $0.03 per share (“Common Stock”), or securities convertible into, exercisable for, or otherwise exchangeable for shares of Common Stock (“Common Stock Equivalents”), for compliance with the Marketplace Rules (the “Marketplace Rules”) of The Nasdaq Stock Market, Inc. (“Nasdaq”) with respect to such transactions as set forth in Section 3(b), below

2.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than three directors each of whom shall be an “independent director” as required by the rules of Nasdaq. Each Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

3.	RESPONSIBILITIES AND DUTIES

a. In carrying out the purposes set forth in Section 1 above, the Committee shall:

1.	Identify and review candidates for the Board and recommend to the full Board candidates for election to the Board.

2.	Review from time to time the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, business, financial reporting and other areas that are expected to contribute to an effective Board.

3.	Periodically review the Company’s corporate governance policies and recommend to the Board modifications to the policies as appropriate.

4.	Have full access to the Company’s executives as necessary to carry out this responsibility.

B-1

5.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

6.	Review the Committee Charter from time to time for adequacy and recommend any changes to the Board.

7.	Report to the Board on the major items covered at each Committee meeting.

b. With respect to transactions involving the issuance of Common Stock or Common Stock Equivalents, the Committee shall:

1.	Review the terms of all proposed transactions with senior management of the Company and the Company’s securities counsel prior to the Company’s execution of any binding agreement, including binding term sheets, pursuant to which the Company will issue Common Stock or Common Stock Equivalents, and ensure that any such agreement includes as a closing condition that the Company’s obligations thereunder are conditioned upon the transaction complying in all respects with the Marketplace Rules.

2.	Obtain from securities counsel to the Company prior to the closing of any transaction described in paragraph 1, above, written confirmation that the Company (a) has filed with the Nasdaq the appropriate form for Listing of Additional Shares (“LAS Form”) at least fifteen (15) days prior to the closing of date of such transaction, and (b) received confirmation from the Nasdaq Staff that all comments issued by the Nasdaq Staff concerning the transaction that is the subject of the LAS Form have been resolved.

3.	Obtain from securities counsel to the Company prior to the closing of any transaction described in paragraph 1, above, a written opinion that such transaction, including the issuance of all Common Stock and Common Stock Equivalents related thereto, complies with the Marketplace Rules.

4.	COMMITTEE MEETINGS

The Committee will meet periodically as necessary to act upon any matter within its jurisdiction. At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with applicable sections of the General Corporation Law of Nevada (including without limitation notice, quorum and votes/actions of the committee). Minutes shall be kept of each meeting of the Committee.

B-2

GLOBAL ePOINT, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 21, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints DARYL F. GATES and TORESA LOU, and each of them, with full powers of substitution, as proxies to represent and vote, as designated on the reverse side hereof, all shares of Common Stock of Global ePoint, Inc., registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the 339 South Cheryl Lane, City of Industry, California 91789 at 10:00 a.m., (Local Time) on December 21, 2006, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

Global ePoint, Inc.

December 21, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR”
PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors:		2. AUTHORIZATION TO ADJOURN THE MEETING.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	☐ ARIK ARAD ☐ DARYL F. GATES ☐ JOSEPH R. HERMOSILLO ☐ TORESA LOU ☐ JOHN PAN ☐ JAMES D. SMITH ☐ JOHN YUAN	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 and FOR PROPOSAL 2.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:•

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.